[Exhibit 4.9]

THIS CERTIFICATE IS TRANSFERABLE IN CRANFORD, NJ OR IN NEW YORK, NY

C

CHICO'S®

CHICO'S FAS, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA

CUSIP 168615 10 2

THIS CERTIFIES THAT

is the owner of

FULLY PAID AND NONASSESSABLE SHARES, PAR VALUE $.01 PER SHARE, OF THE COMMON STOCK OF

CHICO'S FAS, INC.

CERTIFICATE OF STOCK

(hereinafter called the "Corporation") transferable upon the books of the Corporation by said owner in person or by duly authorized attorney upon surrender of this Certificate properly endorsed or assigned. This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Articles of Incorporation and all amendments thereto, copies of which are on file at the office of the Transfer Agent, and the holder hereof, by acceptance of this Certificate, consents to and agrees to be bound by all of said provisions. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

CHICO'S FAS INC.
CORPORATE SEAL 1983
FLORIDA

SECRETARY

PRESIDENT

COUNTERSIGNED AND REGISTERED:
REGISTRAR AND TRANSFER COMPANY
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

© SECURITY-COLUMBIAN UNITED STATES BANKNOTE COMPANY

CHICO’S FAS, INC.

     This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Articles of Incorporation and all amendments thereto, copies of which are on file at the office of the Transfer Agent, and the holder hereof, by acceptance of this Certificate, consents to and agrees to be bound by all of said provisions.

     The Corporation’s Articles of Incorporation authorize the Corporation to issue more than one class or series of capital stock. The provisions of the Articles of Incorporation setting forth the classes and series of stock authorized to be issued, and the distinguishing characteristics of each class or series, are hereby incorporated by reference to the same extent as if fully set forth herein. Upon written request to the Secretary of the Corporation at its principal executive offices, the Corporation will furnish to any shareholder, without charge, a full statement of (1) the designations, preferences, limitations and relative rights of each series or class of stock authorized to be issued, (2) the variations in the relative rights and preferences between the shares of each series of preferred or special class of stock, so far as the same have been fixed and determined, and (3) the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT —	________________	Custodian________________
TEN ENT	—	as tenants by the entireties		(Cust)	(Minor)
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors Act ___________________________ (State)

Additional abbreviations may also be sued though not in the above list.

ASSIGNMENT

     For value received,__________________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

_________________________________________________________________________________________Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

_________________________________________________________________________________________Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated, _______________________________	_________________________________________________________
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.